Exhibit 3.36

AMENDMENT

TO THE BYLAWS

OF

MANUFACTURING SCIENCES CORPORATION

THIS AMENDMENT TO THE BYLAWS OF Manufacturing Sciences Corporation, a Colorado Corporation, (the “Company”), amends the Bylaws of the Company.

WITNESSETH

WHEREAS, the Company is a Colorado Corporation governed by the Bylaws of the Company, dated as of August 24, 1981 (the “Bylaws”).

WHEREAS, the Board of Directors of the Company duly approved this Amendment to the Bylaws on March 24, 2011;

NOW, THEREFORE, the Bylaws of the Company are amended as follows:

I.	AMENDMENT.

The Bylaws are amended by deleting Article III, Section 2 entitled Number and Qualification in its entirety thereto and inserting the new Section 2 as follows:

2.	Number and Qualification. The Board of Directors shall consist of five (5) members. After the organizational meeting of the initial Board of Directors, and without limiting the power of the Board of Directors, the shareholders of the corporation may, by amendment of these Bylaws, reduce or increase the number of directors from time to time, provided that the number of directors shall at least be equal to the number of shareholders of record of the corporation. Directors need not be shareholders or residents of the State of Colorado.

The foregoing Amendment to the Bylaws of Manufacturing Sciences Corporation was duly approved by Board of Directors of the Company, as of the day and year first written above.

Manufacturing Sciences Corporation

By:	/s/ Heidi Nakaishi
Heidi Nakaishi
Assistant Secretary

BYLAWS

OF

MANUFACTURING SCIENCES CORPORATION

(A Colorado Corporation)

Effective As of August 24, 1982

BYLAWS

OF

MANUFACTURING SCIENCES CORPORATION

ARTICLE III

Board of Directors

1.	Election and Tenure	8

2.	Number and Qualification	9

3.	Annual Meetings	9

4.	Regular Meetings	9

5.	Special Meetings	9

6.	Place of Meetings	10

7.	Notice of Meetings	10

8.	Quorum	10

9.	Organization, Agenda and Procedure	11

10.	Resignation	11

11.	Removal	11

12.	Vacancies	12

13.	Executive and Other Committees	13

14.	Compensation of Directors	13

ARTICLE IV

Waiver of Notice and Action by Consent

1.	Waiver of Notice	14

2.	Action Without a Meeting	14

3.	Meetings by Telephone	15

ARTICLE V

Officers

1.	Election and Tenure	15

2.	Resignation, Removal and Vacancies	16

3.	President	16

4.	Vice Presidents	17

5.	Secretary	17

6.	Treasurer	18

7.	Assistant Secretaries and Assistant Treasurers	18

8.	Bond of Officers	19

9.	Salaries	19

	ARTICLE VI

Indemnification

1.	Third Party Actions	19

2.	Derivative Actions	20

3.	Automatic Indemnification	21

4.	Determination	22

5.	Payment in Advance	22

6.	Insurance	23

7.	Other Coverage	23

	ARTICLE VII

Execution of Instruments; Loans; Checks and Endorsements; Deposits; Proxies

1.	Execution of Instruments	24

2.	Borrowing	24

3.	Loans to Directors, Officers and Employees	25

4.	Checks and Endorsements	25

5.	Deposits	26

6.	Proxies	26

ARTICLE VIII

Shares of Stock

1.	Certificates of Stock	27

2.	Record	28

3.	Transfer of Stock	28

4.	Transfer Agents and Registrars; Regulations	29

5.	Lost, Destroyed or Mutilated Certificates	29

ARTICLE IX

Corporate Seal		29

ARTICLE X

Fiscal Year		30

ARTICLE XI

Corporate Books and Records

1.	Corporate Books	30

2.	Addresses of Shareholders	30

3.	Fixing Record Date	30

4.	Inspection of Books and Records	31

5.	Distribution of Financial Statements	32

6.	Audits of Books and Accounts	32

ARTICLE XII

Emergency Bylaws		32

ARTICLE XIII

Amendments		32

BYLAWS

OF

MANUFACTURING SCIENCES CORPORATION

(a Colorado corporation)

ARTICLE I

Offices

1. Business Offices. The corporation may have one or more offices at such place or places within or without the State of Colorado as the Board of Directors may from time to time determine or as the business of the corporation may require.

2. Registered Office. The registered office of the corporation shall be as set forth in the Articles of Incorporation, unless changed as provided by the provisions of the Colorado Corporation Code.

ARTICLE II

Shareholders’ Meetings

1. Annual Meetings. The annual meetings of shareholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may come before the meeting shall be held each year on the last Friday in April at 9:00 a.m., local time at the place of the meeting, or at such other time to be fixed each year by the Board of Directors not less than twenty

(20) days prior to such meeting. If the day so fixed for such annual meeting shall be a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at the same hour.

2. Special Meetings. Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by the President or by the Board of Directors and shall be called by the President or the Secretary upon the request (which shall state the purpose or purposes therefor) of a majority of the Board of Directors or of the holders of not less than ten percent (10%) of the number of shares of outstanding stock of the corporation entitled to vote at the meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice.

3. Place of Meetings. Meetings of shareholders shall be held at such place or places, within or without the State of Colorado, as may be designated in the notice of the meeting, or, if no place is designated in the notice, the place of the shareholders’ meetings shall be the registered office of the corporation.

4. Notice of Meetings. Notice of each meeting of shareholders, whether annual or special, shall be given not less than ten (10) nor more than fifty (50) days prior thereto to each shareholder entitled to vote thereat by delivering written notice thereof to such shareholder personally or by depositing the same in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the stock transfer books of the corporation; provided, however, that if the authorized shares of the corporation are proposed to be increased, at least thirty (30) days’ notice in like manner shall be given; and provided, further, that if other or different notice is required by the Colorado Corporation Code (as in the case of the sale, lease or exchange of the corporation’s assets, or the merger, consolidation or dissolution of the corporation), the provisions of the Colorado Corporation Code shall govern. If three successive letters mailed to the last known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary, until another address for such shareholder is made known to the corporation. The notice of all meetings shall state the place, day and hour thereof. The notice of a special meeting shall, in addition, state the purposes thereof.

5. Voting Record. At least ten (10) days before every meeting of shareholders a complete record of the shareholders entitled to vote thereat or any adjournment thereof, arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each, shall be prepared by the officer or agent of the corporation who has charge of the stock transfer books of the corporation. Such record shall be open to the inspection of any shareholder for any purpose germane to the meeting at the principal office of the corporation during usual business hours for a period of at least ten (10) days before such meeting. Such record shall also be produced and kept at the time and place of the meeting during the whole time thereof and subject to inspection for any purpose germane to the meeting by any shareholder who may be present.

6. Organization. The President or any Vice President shall call meetings of shareholders to order and act as chairman of such meetings. In the absence of said officers, any shareholder entitled to vote thereat, or any proxy of any such shareholder, may call the meeting to order and a chairman shall be elected by a majority of the shareholders entitled to vote thereat. In the absence of the Secretary or any Assistant Secretary of the corporation, any person appointed by the chairman shall act as secretary of such meetings.

7. Agenda and Procedure. The Board of Directors shall have the responsibility of establishing an agenda for each meeting of shareholders, subject to the rights of shareholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. The chairman shall be charged with the orderly conduct of all meetings of shareholders; provided, however, that in the event of any difference in opinion with respect to the proper course of action which cannot be resolved by reference to statute, the Articles of Incorporation or these Bylaws, Robert’s Rules of Order (as last revised) shall govern the disposition of the matter.

8. Quorum. The holders of a majority of the shares entitled to vote thereat shall, when present in person or represented by proxy, be requisite to and shall constitute a quorum at all meetings of shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. In the absence of a quorum at any such meeting, a majority of the shareholders present in person or represented by proxy and entitled to vote thereat may adjourn the meeting from time to time for a period not to exceed sixty (60) days at any one adjournment without further notice (except as provided in Section 9 of this Article II) until a quorum shall be present or represented.

9. Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

10. Voting.

(a) Each shareholder shall at every meeting of shareholders, or with respect to corporate action which may be taken without a meeting, be entitled to one vote for each share of stock having voting power held of record by such shareholder on the record date designated therefor pursuant to Section 3 of Article XI of these Bylaws (or the record date established pursuant to statute in the absence of such designation); provided, however, that in all elections of directors there shall be cumulative voting and each shareholder so entitled to vote shall have the right to give to one candidate a number of votes equal to the number of directors to be elected multiplied by the number of such shareholder’s shares of stock or to distribute the votes on the same principle among as many candidates as such shareholder may see fit.

(b) Each shareholder so entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by proxy executed in writing by such shareholder (or by his duly authorized attorney in fact) and delivered to the secretary of the meeting (or if there is no meeting, to the Secretary of the corporation); provided that no such proxy shall be voted or acted upon after eleven (11) months from the date of its execution, unless such proxy expressly provides for a longer period.

(c) The voting rights of fiduciaries, beneficiaries, pledgors, pledgees and joint, common and other multiple owners of shares of stock shall be as provided from time to time by law, including in particular § 7-4-116, C.R.S. 1973, as amended.

(d) Shares of the corporation held of record by another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

(e) When a quorum is present at any meeting of shareholders, the vote of the holders of majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of a statute, or the Articles of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision on such question.

11. Inspectors. The chairman of the meeting may at any time appoint two (2) or more inspectors to serve at a meeting of the shareholders. Such inspectors shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The inspectors need not be shareholders of the corporation, and any director or officer of the corporation may be an inspector on any question other than a vote for or against his election to any position with the corporation or on any other question in which he may be directly interested.

ARTICLE III

Board of Directors

1. Election and Tenure. The business and affairs of the corporation shall be managed by a Board of Directors who shall be elected at the annual meetings of shareholders by cumulative vote. Each director shall be elected to serve and to hold office until the next succeeding annual meeting and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal.

2. Number and Qualification. The Board of Directors shall consist of three (3) members. After the organizational meeting of the initial Board of Directors, and without limiting the power of the Board of Directors, the shareholders of the corporation may, by amendment of these Bylaws, reduce or increase the number of directors from time to time, provided that the number of directors shall at least be equal to the number of shareholders of record of the corporation. Directors need not be shareholders or residents of the State of Colorado.

3. Annual Meetings. As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers and the transaction of any other business.

4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time or times as may be determined by the Board of Directors and specified in the notice of such meeting.

5. Special Meetings. Special meetings of the Board of Directors may be called by the President and shall be called by the President or the Secretary on the written request of any one (1) director.

6. Place of Meetings. Any meeting of the Board of Directors may be held at such place or places either within or without the State of Colorado as shall from time to time be determined by the Board of Directors and as shall be designated in the notice of the meeting.

7. Notice of Meetings. Notice of each meeting of directors, whether annual, regular or special, shall be given to each director. If such notice is given either (a) by personally delivering written notice to a director or (b) by personally telephoning such director, it shall be so given at least two (2) days prior to the meeting. If such notice is given either (a) by depositing a written notice in the United States mail, postage prepaid, or (b) by transmitting a cable or telegram, in all cases directed to such director at his residence or place of business, it shall be so given at least four (4) days prior to the meeting. The notice of all meetings shall state the place, date and hour thereof, but need not, unless otherwise required by statute, state the purpose or purposes thereof.

8. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum at all meetings of the Board of Directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

9. Organization, Agenda and Procedure. The President or in his absence any director chosen by a majority of the directors present shall act as chairman of the meetings of the Board of Directors. In the absence of the Secretary or any Assistant Secretary, any person appointed by the chairman shall act as secretary of such meetings. The agenda of and procedure for such meetings shall be as determined by the Board of Directors.

10. Resignation. Any director of the corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the President, any Vice President or the Secretary of the corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

11. Removal. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock entitled to vote for the election of directors of the corporation given at a special meeting of the shareholders called and held for such purpose; provided, however, that if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted for such director at an election of the entire Board of Directors. The vacancy in the Board of Directors caused by any such removal may be filled by such shareholders at such meeting or, if the shareholders at such meeting shall fail to fill such vacancy, by the Board of Directors as provided in Section 12 of this Article III.

12. Vacancies. Except as provided in Section 11 of this Article III, any vacancy occurring for any reason in the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose or by the shareholders’ unanimous written consent. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal.

13. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by Section 2 of this Article III, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution and except as otherwise prescribed by statute, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation. Rules governing the procedures for meetings of executive or other committees shall be as established by the Board of Directors or by such committee.

14. Compensation of Directors. Each director may be allowed such amount per annum or such fixed sum for attendance at meetings of the Board of Directors, executive or other committee, as may be from time to time fixed by resolution of the Board of Directors, together with reimbursement for the reasonable and necessary expenses incurred by such director in connection with the performance of his duties. Nothing herein contained shall be construed to preclude any director from serving the corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE IV

Waiver of Notice and Action by Consent

1. Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of a statute or of the Articles of Incorporation, or by these Bylaws, a waiver thereof either in writing signed by the person entitled to said notice (or such person’s agent or attorney in fact thereunto authorized) or by telegraph, cable or any other available method, whether before, at or after the time stated therein, or the appearance of such person or persons at such meeting in person or by proxy (except for the sole purpose of challenging the propriety of the meeting), shall be deemed equivalent to such notice.

2. Action Without a Meeting. Any action required or which may be taken at a meeting of the directors, shareholders or members of an executive or other committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, shareholders or members of an executive or other committee, as the case may be, entitled to vote with respect to the subject matter thereof.

3. Meetings by Telephone. Members of the Board of Directors or any committee designated thereby may hold or participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment provided that all such persons so participating in such meeting can hear each other at the same time.

ARTICLE V

Officers

1. Election and Tenure. The officers of the corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be elected annually by the Board of Directors. The Board of Directors may also elect or appoint such other officers and assistant officers as may be deemed necessary. The Board of Directors may delegate to any such officer the power to appoint or remove subordinate officers, agents or employees. Any two or more offices may be held by the same person, except the offices of President and Secretary. Each officer so elected or appointed shall continue in office until his successor shall be elected or appointed and shall qualify, or until his earlier death, resignation or removal.

2. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice thereof to the Board of Directors or the President. Such resignation shall take effect on the date specified therein and no acceptance of the same shall be necessary to render the same effective. Any officer may at any time be removed by the affirmative vote of a majority of the number of directors specified in Section 2 of Article III of these Bylaws, or by an executive committee thereunto duly authorized. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors. An officer appointed to fill a vacancy shall be appointed for the unexpired term of his predecessor in office and shall continue in office until his successor shall be elected or appointed and shall qualify, or until his earlier death, resignation or removal.

3. President. The President shall be the chief executive officer of the corporation. He shall preside at all meetings of the shareholders and shall have general and active management of the business of the corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect and in general shall perform all duties as may from time to time be assigned to him by the Board of Directors.

4. Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors or the President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

5. Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including without limitation the duty and power to give notice of all meetings of shareholders and the Board of Directors, to attend such meetings and keep a record of the proceedings, and to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents, the execution of which on behalf of the corporation is authorized by these Bylaws or by the action of the Board of Directors.

6. Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, making proper accounts thereof, and to render as required by the Board of Directors statements of all such transactions as Treasurer and of the financial condition of the corporation.

7. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

8. Bond of Officers. The Board of Directors may require any officer to give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for such terms and conditions as the Board of Directors may specify, including without limitation for the faithful performance of his duties and for the restoration to the corporation of all property in his possession or under his control belonging to the corporation.

9. Salaries. Officers of the corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE VI

Indemnification

1. Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including serving as trustee, plan administrator or other fiduciary of any employee benefit plan, against expenses (including attorney fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any civil or criminal action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, nor with respect to any criminal action or proceeding, shall the presumption be created that he had reasonable cause to believe that his conduct was unlawful.

2. Derivative Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

3. Automatic Indemnification. If a director, officer, employee, fiduciary or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall automatically be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith without the necessity of any such determination that he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI.

4. Determination. Except as provided in Section 3, any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

5. Payment in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors as provided in Section 4 of this Article VI upon receipt of a written undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article VI.

6. Insurance. The Board of Directors may exercise the corporation’s power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including serving as a trustee, plan administrator or other fiduciary of any employee benefit plan, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability hereunder or otherwise.

7. Other Coverage. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors, the provisions of the Colorado Corporation Code or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of the heirs and personal representatives of such person.

ARTICLE VII

Execution of Instruments; Loans; Checks

and Endorsements; Deposits; Proxies

1. Execution of Instruments. The President or any Vice President shall have the power to execute and deliver on behalf of and in the name of the corporation any instrument requiring the signature of an officer of the corporation, except as otherwise provided in these Bylaws or where the execution and delivery thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. Unless authorized so to do by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

2. Borrowing. No loan shall be contracted on behalf of the corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans at any time for the corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the corporation, and when authorized as aforesaid, as security for the payment of any and all loans (and any obligations incident thereto) of the corporation, may mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, at any time owned or held by the corporation, and to that end may execute and deliver such instrument as may be necessary or proper in the premises.

3. Loans to Directors, Officers and Employees. The corporation may lend money to, guarantee the obligations of and otherwise assist directors, officers and employees of the corporation, or directors of another corporation of which the corporation owns a majority of the voting stock, only upon compliance with the requirements of the Colorado Corporation Code.

4. Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed by such officers or agents of the corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

5. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the corporation’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the corporation or its order.

6. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the President or any Vice President may from time to time appoint one or more agents or attorneys in fact of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation, association or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VIII

Shares of Stock

1. Certificates of Stock. Every holder of stock of the corporation shall be entitled to have a certificate certifying the number of shares owned by him in the corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe. Each such certificate shall be signed by such representatives of the corporation as are authorized by the Colorado Corporation Code; provided, however, that where such certificate is signed or countersigned by a transfer agent or registrar (other than the corporation or any employee of the corporation) the signatures of such officers of the corporation may be in facsimile form. In case any officer of the corporation who shall have signed, or whose facsimile signature shall have been placed on, any certificate shall cease for any reason to be such officer before such certificate shall have been issued or delivered by the corporation, such certificate may nevertheless be issued and delivered by the corporation as though the person who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer of the corporation.

2. Record. A record shall be kept of the name of each person or other entity holding the stock represented by each certificate for shares of the corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the corporation.

3. Transfer of Stock. Transfers of shares of the stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed.

4. Transfer Agents and Registrars; Regulations. The Board of Directors may appoint one or more transfer agents or registrars with respect to shares of the stock of the corporation. The Board of Directors may make such rules and regulations as it may deem expedient and as are not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the corporation.

5. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss, destruction or mutilation of a certificate representing stock of the corporation, a new certificate may be issued in place thereof, in such manner and upon such terms and conditions as the Board of Directors may prescribe, and shall be issued in such situations as required by law, including § 4-8-405, C.R.S. 1973.

ARTICLE IX

Corporate Seal

The corporate seal shall be in the form approved by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The impression of the seal may be made and attested by either the Secretary or any Assistant Secretary for the authentication of contracts or other papers requiring the seal.

ARTICLE X

Fiscal Year

The fiscal year of the corporation shall be the year established by the Board of Directors.

ARTICLE XI

Corporate Books and Records

1. Corporate Books. The books and records of the corporation may be kept within or without the State of Colorado at such place or places as may be from time to time designated by the Board of Directors.

2. Addresses of Shareholders. Each shareholder shall furnish to the Secretary of the corporation or the corporation’s transfer agent an address to which notices from the corporation, including notices of meetings, may be directed and if any shareholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such shareholder at his address last known to the Secretary or transfer agent.

3. Fixing Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to a notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent (or dissent) to corporate action in writing, without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of rights in respect of any change conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action to which the same relates. Only such shareholders as shall be shareholders of record on the date so fixed shall be so entitled with respect to the matter to which the same relates. If the Board of Directors shall not fix a record date as above provided, and if the Board of Directors shall not for such purpose close the stock transfer books as provided by statute, then the record date shall be established by statute in such cases made and provided.

4. Inspections of Books and Records. Any person who has been a holder of record of shares (or of voting trust certificates representing shares) for at least three (3) months immediately preceding his demand or who is the holder of record of, or the holder of record of voting trust certificates representing, at least five percent (5%) of all outstanding shares of the corporation, has the right, upon written demand stating the purpose thereof, to examine, in person or by agent or attorney, at any reasonable time and for any proper purpose, the corporation’s books and records of account, minutes and record of holders of shares (and of voting trust certificates there for) and to make extracts therefrom.

5. Distribution of Financial Statements. Upon the written request of any shareholder of the corporation, the corporation shall mail to such shareholder its last annual and most recently published financial statement.

6. Audits of Books and Accounts. The corporation’s books and accounts shall be audited at such times and by such auditors as shall be specified and designated by resolution of the Board of Directors.

ARTICLE XII

Emergency Bylaws

Subject to repeal or change by action of the shareholders, the Board of Directors may adopt emergency bylaws in accordance with and pursuant to the provisions of the Colorado Corporation Code.

ARTICLE XIII

Amendments

Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new bylaws shall be vested in the Board of Directors.